EXHIBIT 4.1
FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT
     This FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of March 29, 2007, is entered into by BWX Technologies, Inc. (the “Borrower”), BWXT Services, Inc. and BWXT Federal Services, Inc. (the “Guarantors”), the lenders from time to time party to the Credit Agreement described below (the “Lenders”), and Calyon New York Branch (formerly known as Credit Lyonnais, New York Branch), as administrative agent for the Lenders (the “Administrative Agent”).
INTRODUCTION
     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of December 9, 2003 as amended by First Amendment to Revolving Credit Agreement dated as of March 18, 2005, the Second Amendment to Revolving Credit Agreement dated as of November 7, 2005 and the Third Amendment to Revolving Credit Agreement dated as of December 22, 2006 (the “Credit Agreement”); and
     WHEREAS, the Borrower is acquiring all the outstanding capital stock of Marine Mechanical Corporation, a Delaware corporation (the “Permitted Acquisition”); and
     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Amendment, amend the Credit Agreement as provided for herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
     Section 2. Consent.
          (a) The Administrative Agent and the Lenders hereby (1) consent to the Permitted Acquisition, and (2) agree that the consideration paid in connection with the Permitted Acquisition shall not be included in determining the aggregate amount of consideration paid or liabilities assumed with respect to Acquisitions during the twelve-month period ended on the date of any proposed Acquisition, including the Permitted Acquisition, for purposes of Section 6.17(e).
          (b) The express consent set forth in this Section 1 is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Credit Documents, unless expressly provided so herein.
     Section 3. Amendments to Credit Agreement.
          (a) The definitions of “Operating Lease” and “Consolidated Net Worth” in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:
     “Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease or an Off-Balance Sheet Liability) by

such Person as lessee, and, for the avoidance of doubt, the Master Lease Agreement dated as of November 23, 2004 between Cleveland-Cuyahoga County Port Authority and Marine Mechanical Corporation shall be deemed to be an Operating Lease for purposes hereof.
     “Consolidated Net Worth” means, at any time, the net worth or total shareholders equity of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP plus the aggregate amount for any fiscal year of adjustments related to the adoption of FAS158 for any fiscal quarter ending on or after December 31, 2006, plus any such adjustments from prior fiscal years.
          (b) Section 6.11 of the Credit Agreement is amended by changing “$4,000,000” to “$6,000,000”.
          (c) Section 6.15 of the Credit Agreement is amended by inserting the following proviso at the end of Section 6.15:
“; provided that for the purpose of calculating the Fixed Charge Coverage Ratio only, for a period of calculation during which the Borrower or any of its Subsidiaries makes any Acquisition, all components of the calculation shall be calculated on a pro forma basis assuming that such Acquisition was made on the first day of the determination period, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the SEC”.
     Section 4. Effectiveness. The Credit Agreement shall be amended as provided in this Amendment as of the first date written above upon receipt by the Administrative Agent of duly and validly executed originals of this Amendment from each of the parties hereto.
     Section 5. Representations and Warranties. Each Credit Party jointly and severally represents and warrants as follows:
          (a) the execution, delivery, and performance of this Amendment are within the corporate power and authority of the Credit Parties and have been duly authorized by appropriate proceedings;
          (b) this Amendment constitutes legal, valid, and binding obligations of the Credit Parties enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;
          (c) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date; and
          (d) after giving effect to this Amendment, no event has occurred and is continuing which constitutes an Event of Default or that with the passage of time would constitute an Event of Default.
     Section 6. Ratification. Except to the extent modified by this Amendment, the Credit Agreement and all other Credit Documents executed in connection therewith to which the Borrower or any other Credit Party is a party shall remain in full force and effect, and all rights and powers created thereby or thereunder are in all respects ratified and confirmed. The Borrower and the Credit Parties agree that all obligations of the Borrower and each other Credit Party under the Credit Agreement as modified by this

Amendment and all other Credit Documents to which the Borrower or any other Credit Party is a party are hereby reaffirmed and renewed.
     Section 7. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.
     Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.
[Signature pages follow]

     Executed as of the date first written above.

BORROWER: BWX TECHNOLOGIES, INC.
By:	/s/ James C. Lewis
James C. Lewis
Vice President and Treasurer

GUARANTORS: BWXT SERVICES, INC.
By:	/s/ James C. Lewis
James C. Lewis
Treasurer

BWXT FEDERAL SERVICES, INC.
By:	/s/ James C. Lewis
James C. Lewis
Treasurer

CALYON NEW YORK BRANCH (formerly known as Credit Lyonnais, New York Branch), as Administrative Agent and as a Lender
By:	/s/ Page Dillehunt
	Name:	Page Dillehunt
	Title:	Managing Director

By:	/s/ Michael D. Willis
	Name:	Michael D. Willis
	Title:	Director

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ Andrew Ostrov
	Name:	Andrew Ostrov
	Title:	Director

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ Corbin M. Womac
	Name:	Camden M. Womac
	Title:	Assistant Vice President

ALLIED IRISH BANKS, PLC, as a Lender
By:	/s/ Shreya Shah
	Name:	Shreya Shah
	Title:	Vice President

By:	/s/ Gregory J. Wiske
	Name:	Gregory J. Wiske
	Title:	Vice President

COMPASS BANK, as a Lender
By:	/s/ Tom Brosig
	Name:	Tom Brosig
	Title:	Senior Vice President

AMEGY BANK N.A. (formerly known as Southwest Bank of Texas, N.A.), as a Lender
By:	/s/ Carmen Jordan
	Name:	Carmen Jordan
	Title:	Senior Vice President